UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2017

GRUBHUB INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36389	46-2908664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Washington Street, Suite 2100, Chicago, Illinois		60602
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 585-7878

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01.Entry into a Material Definitive Agreement

On October 10, 2017, Grubhub Inc., a Delaware corporation (the “Company”), as guarantor, and Grubhub Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Grubhub Holdings”), as borrower, entered into a Credit Agreement (the “Credit Agreement”), with Citibank, N.A., as administrative agent, and Citibank, N.A., BMO Capital Markets Corp and Merrill Lynch, Pierce Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners, and the other lenders party thereto.

The Credit Agreement provides, among other things, for (a) revolving loans in an aggregate principal amount at any one time outstanding not to exceed $225,000,000, subject to an increase of up to an additional $150,000,000 pursuant to the terms and conditions of the Credit Agreement, (b) term loans in an aggregate principal amount of $125,000,000, (c) issuances of letters of credit in a maximum aggregate principal amount at any one time outstanding not to exceed $20,000,000 and (d) swing line loans in an aggregate principal amount at any one time outstanding not to exceed $20,000,000. In addition, Grubhub Holdings may incur up to $150,000,000 of incremental revolving loans or incremental revolving term loans pursuant to the terms and conditions of the Credit Agreement.  The credit facility will be available to Grubhub Holdings until October 10, 2022. Grubhub Holdings intends to use the term loans to refinance its existing credit facility and to finance the purchase price and transaction costs in connection with the acquisition of Eat24, LLC.

Under the Credit Agreement, the loans bear interest, at Grubhub Holdings’ option, based on LIBOR or an alternate base rate, plus a margin, which in the case of LIBOR loans is between 1.25% and 2.00% and in the case of alternate base rate loans is between 0.25% and 1.00%, and in each case, is based upon the Company’s and its subsidiaries’ consolidated total net leverage ratio (as defined in the Credit Agreement).  Grubhub Holdings is required to pay a commitment fee on the undrawn portion available under the revolving loan facility of between 0.20% and 0.30% per annum, based upon the Company’s and its subsidiaries’ consolidated total net leverage ratio.

Grubhub Holdings’ obligations under the Credit Agreement are guaranteed by the Company and its domestic subsidiaries, subject to certain exceptions set forth in the Credit Agreement. The obligations under the Credit Agreement and the guarantees are secured by a lien on substantially all of the tangible and intangible property of the Company and the domestic subsidiaries that are guarantors, and by a pledge of all of the equity interests of the Company’s domestic subsidiaries, subject to certain exceptions set forth in the Credit Agreement.

The Credit Agreement contains customary covenants that, among other things, require the Company to satisfy certain financial covenants and restrict the Company’s and its subsidiaries’ ability to incur additional debt, pay dividends and make distributions, make certain investments and acquisitions, create liens, transfer and sell material assets and merge or consolidate. Non-compliance with one or more of the covenants and restrictions could result in any amounts outstanding under the Credit Agreement becoming immediately due and payable and in the termination of the commitments.

The banks that are party to the Credit Agreement and/or their affiliates have from time to time provided, and/or may in the future provide, various financial advisory, commercial banking, investment banking and other services to the Company and its affiliates, for which they receive or may receive customary compensation and expense reimbursement.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

On October 10, 2017, pursuant to the Unit Purchase Agreement, dated as of August 3, 2017 (the “Purchase Agreement”), by and among the Company, Grubhub Holdings, Yelp Inc. (“Seller”), and Eat24, LLC, a wholly-owned subsidiary of Seller (“Eat24”), Grubhub Holdings completed its previously announced acquisition of all of the issued and outstanding equity interests of Eat24 from Seller (the “Acquisition”).

At the closing of the Acquisition, Grubhub Holdings paid approximately $280.4 million to Seller in cash. Of such amount, $28.75 million will be held in escrow for an 18-month period after closing to secure Grubhub Holdings’ indemnification rights under the Purchase Agreement.

Immediately prior to the closing of the Acquisition, Seller also transferred to Eat24 certain assets of Seller, which consisted of assets that were not then owned by Eat24 that are material to the operation of, or necessary to operate, the online and mobile food ordering service business conducted by Seller and Eat24 (the “Business”). After the closing of the Acquisition, Seller will continue to own and run all of its business operations that are not related to the Business.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the Purchase Agreement, a copy of which was filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on August 8, 2017 and is incorporated herein by reference.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 above is incorporated herein by reference.

Item 7.01.Regulation FD Disclosure

On October 10, 2017, the Company issued a press release announcing that it has completed the Acquisition.  A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing of the Company under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date of this Current Report, regardless of any general incorporation by reference language in such filing except as otherwise expressly stated in such a filing.

Item 9.01.Financial Statements and Exhibits

(a)

Financial Statements of Businesses Acquired.

The Company intends to file the financial statements of Eat24 required by this Item 9.01(a) as part of an amendment to this Current Report on Form 8-K or otherwise not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b)

Pro Forma Financial Information.

The Company intends to file the financial information required by this Item 9.01(b) as part of an amendment to this Current Report on Form 8-K or otherwise not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit Number	Description

10.1

Credit Agreement, dated as of October 10, 2017, by and among the Company, Grubhub Holdings Inc., Citibank, N.A., BMO Capital Markets Corp. and Merrill Lynch, Pierce Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners, the other lenders party thereto, and Citibank, N.A., as administrative agent.*

10.2

Unit Purchase Agreement, dated as of August 3, 2017, by and among the Company, Grubhub Holdings, Inc., a wholly-owned subsidiary of the Company, Yelp Inc., and Eat24, LLC, a wholly-owned subsidiary of Yelp Inc. (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 8, 2017).

99.1	Press Release issued by the Company on October 10, 2017.

 *Filed herewith

EXHIBIT INDEX

Exhibit Number	Description

10.1

Credit Agreement, dated as of October 10, 2017, by and among the Company, Grubhub Holdings Inc., Citibank, N.A., BMO Capital Markets Corp. and Merrill Lynch, Pierce Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners, the other lenders party thereto, and Citibank, N.A., as administrative agent.*

10.2

Unit Purchase Agreement, dated as of August 3, 2017, by and among the Company, Grubhub Holdings, Inc., a wholly-owned subsidiary of the Company, Yelp Inc., and Eat24, LLC, a wholly-owned subsidiary of Yelp Inc. (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 8, 2017).

99.1	Press Release issued by the Company on October 10, 2017.

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRUBHUB INC.

Date: October 10, 2017	By:	/s/ Adam DeWitt
Adam DeWitt
Chief Financial Officer